Exhibit 99.1

FOR IMMEDIATE RELEASE

November 13, 2013

COMPANY CONTACT:

Kendra Berger

Chief Financial Officer

NTN Buzztime, Inc.

(760) 438-7400

NTN Buzztime, Inc. Announces Third Quarter 2013 Results and Multi-Year Agreement with Buffalo Wild Wings

CARLSBAD, Calif., November 13, 2013 — NTN Buzztime, Inc. (NYSE MKT: NTN) today announced results for the quarter ended September 30, 2013. The Company also announced the signing of a multi-year service agreement with Buffalo Wild Wings, Inc. (NASDAQ: BWLD).

“During the third quarter, we continued to aggressively invest in product and platform development while still managing to generate cash flow. This coupled with the $2.4 million in gross proceeds raised in a private placement disclosed earlier today gives us the ability to execute more aggressively on our growth plans. These growth plans are centered around our new Buzztime BEOND platform that was recently launched commercially, including the new agreement with Buffalo Wild Wings, a leader in the retail technology space,” said Buzztime CEO, Jeffrey Berg. “Buffalo Wild Wings has a publicly stated goal of growing to over 2,000 locations over the coming years, and we are excited to be a fundamental part of their future. This partnership confirms our ongoing mission of entertaining consumers in ways that bring long-term value to our merchant partners,” continued Mr. Berg.

Results for the Third Quarter Ended September 30, 2013

Revenues for the third quarter of 2013 were $5.5 million compared to $6.1 million for the same period in 2012. Gross margin as a percentage of revenue decreased to 72% for the third quarter of 2013 from 75% for the same period of 2012. Direct costs remained flat at $1.5 million for the third quarter of 2013 compared to the same period of 2012.

Selling, general and administrative expenses decreased $0.2 million, or 4%, to $4.1 million for the third quarter of 2013 from $4.3 million for the same period in 2012.

Net loss for the third quarter of 2013 was $0.2 million, or $0.00 per share, compared to net income of $0.1 million or $0.00 per share in the same period a year ago.

The Company ended the third quarter of 2013 with 3,220 subscribing venues, compared to 3,739 at September 30, 2012.

1

Multi-Year Agreement with Buffalo Wild Wings

The Company and Buffalo Wild Wings (BWW) entered into a multi-year agreement following the successful conclusion of an extensive trial of Buzztime’s entertainment and marketing services in Buffalo Wild Wing restaurants. Buffalo Wild Wings will install Buzztime’s new BEOND platform as an integral part of the chain’s new retail technology platform that is being launched throughout the chain’s 955 locations. The new platform combines a differentiated customer entertainment experience, offering trivia, poker, arcade style games and more, all integrated with the Buffalo Wild Wings’ dining experience to deliver improved customer satisfaction and increased revenue.

Conference Call

Management will review the third quarter financial results in a conference call today, November 13, 2013, at 4:30 p.m. ET.

To access the conference call, please dial (877) 307-1373, if calling from the United States or Canada, or (678) 224-7873, if calling internationally, and use passcode 98762342. A replay of the call will be available until November 20, 2013, which can be accessed by dialing (855) 859-2056, if calling from the United States or Canada, or (404) 537-3406, if calling internationally. Please use passcode 98762342 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at the Company's Web site at http://www.buzztime.com.

About Buzztime

NTN Buzztime, Inc. (NYSE MKT: NTN) is a leading bar and restaurant social entertainment and integrated marketing platform. Trusted by over 3,200 bars and restaurants in North America since 1985, Buzztime integrates trivia, card and sports games with in- and out-of-venue messaging and communication tools. With over 4.2 million player registrations on the Buzztime platform and over 52 million games played each year, Buzztime players spread the word and invite friends and family to their favorite Buzztime location to enjoy an evening of fun and competition. With Buzztime entertainment and marketing solutions, bars and restaurants can turn casual visitors into regulars, and give guests a reason to stay longer. For the most up-to-date information on NTN Buzztime, please visit www.buzztime.com or follow us on Facebook or Twitter.

Forward-looking Statements

This release contains forward-looking statements which reflect management's current views of future events and operations, including but not limited to statements about our growth plans, product and platform development, new agreement(s), customer growth plans, long term value, customer platforms, improved customer satisfaction, increased revenue and the number of locations, players and games. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risks of unsuccessful execution or launch of products, platforms or brands, the impact of alternative entertainment options and technologies and competitive products, brands, technologies and pricing, adverse economic conditions, failure of customer and/or player acceptance or demand for new or existing products, lower market acceptance or appeal of both existing and new products and services by particular demographic groups or audiences as a whole, termination of partnership and contractual relationships and technical problems or outages. Please see NTN Buzztime, Inc.'s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

(financial tables follow)

2

NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value amount)

	September 30, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$2,168	$2,721
Accounts receivable, net	514	610
Prepaid expenses and other current assets	1,192	898
Total current assets	3,874	4,229
Broadcast equipment and fixed assets, net	3,227	3,783
Software development costs, net	2,343	1,980
Deferred costs	395	600
Goodwill	1,222	1,265
Intangible assets, net	259	579
Other assets	310	220
Total assets	$11,630	$12,656

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$995	$1,087
Accrued compensation	813	598
Sales taxes payable	141	197
Income taxes payable	71	79
Obligations under capital leases—current portion	25	100
Deferred revenue	496	919
Other current liabilities	345	408
Total current liabilities	2,886	3,388
Obligations under capital leases, excluding current portion	64	67
Deferred revenue, excluding current portion	248	188
Deferred rent	861	949
Other liabilities	329	170
Total liabilities	4,388	4,762
Commitments and contingencies

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $.005 par value, $156 liquidation preference, 5,000 shares authorized; 156 issued and outstanding at September 30, 2013 and December 31, 2012	1	1
Common stock, $.005 par value, 84,000 shares authorized; 71,773 and 71,123 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	359	355
Treasury stock, at cost, 503 shares at September 30, 2013 and December 31, 2012	(456)	(456)
Additional paid-in capital	119,077	118,956
Accumulated deficit	(112,440)	(111,730)
Accumulated other comprehensive income	701	768
Total shareholders’ equity	7,242	7,894
Total liabilities and shareholders’ equity	$11,630	$12,656

3

NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$5,526	$6,050	$17,174	$18,131

Operating expenses:
Direct operating costs (includes depreciation and amortization)	1,532	1,519	5,017	4,690
Selling, general and administrative	4,053	4,257	12,318	14,442
Depreciation and amortization (excluding depreciation and amortization included in direct costs)	177	175	556	540

Total operating expenses	5,762	5,951	17,891	19,672

Operating (loss) income	(236)	99	(717)	(1,541)
Other income (expense), net	5	(23)	31	(57)

(Loss) income before income taxes	(231)	76	(686)	(1,598)
Provision for income taxes	(3)	(22)	(16)	(26)

Net (loss) income	$(234)	$54	(702)	(1,624)

Net (loss) income per common share – basic	$(0.00)	$0.00	$(0.01)	$(0.02)

Net (loss) income per common share – diluted	$(0.00)	$0.00	$(0.01)	$(0.02)

Weighted average shares outstanding – basic	71,202	70,876	71,043	68,537

Weighted average shares outstanding – diluted	71,202	71,373	71,043	68,537

4

NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine months ended September 30,
	2013	2012
Cash flows provided by (used in) operating activities:
Net loss	$(702)	$(1,624)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,155	2,190
Provision for doubtful accounts	3	101
Stock-based compensation	87	163
Issuance of common stock to consultant in lieu of cash payment	39	–
Loss from disposition of equipment and capitalized software	115	1
Changes in assets and liabilities:
Accounts receivable	92	(437)
Prepaid expenses and other assets	(384)	(200)
Accounts payable and accrued liabilities	(83)	(34)
Income taxes payable	(6)	32
Deferred costs	204	422
Deferred revenue	(363)	160
Deferred rent	(88)	220
Net cash provided by operating activities	1,069	994
Cash flows (used in) provided by investing activities:
Capital expenditures	(521)	(966)
Software development expenditures	(1,222)	(1,061)
Acquisitions	–	(50)
Changes in restricted cash	–	50
Net cash used in investing activities	(1,743)	(2,027)
Cash flows provided by (used in) financing activities:
Proceeds from rights offering, net	–	2,310
Proceeds from notes payable	290	–
Payments on note payable	(41)	(29)
Principal payments on capital leases	(94)	(247)
Tax withholding related to net-share settlements of restricted stock units	(10)	(1)
Net cash provided by financing activities	145	2,033
Net (decrease) increase in cash and cash equivalents	(529)	1,000
Effect of exchange rate on cash	(24)	31
Cash and cash equivalents at beginning of period	2,721	1,374
Cash and cash equivalents at end of period	$2,168	$2,405

5

EBITDA

A schedule reconciling the Company’s consolidated net loss calculated in accordance with GAAP to EBITDA is included in the supplemental table below. EBITDA is not intended to represent a measure of performance in accordance with GAAP, nor should EBITDA be considered as an alternative to statements of cash flows as a measure of liquidity. EBITDA is included herein because the Company believes it is a measure of operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies like Buzztime that carry significant levels of non-cash depreciation and amortization charges in comparison to their net income or loss calculation in accordance with GAAP.

The following table reconciles our net loss per GAAP (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net (loss) earnings per GAAP	$(234)	$54	$(702)	$(1,624)
Interest expense, net	4	10	16	34
Income taxes	3	22	16	26
Depreciation and amortization	672	717	2,155	2,190
EBITDA	$445	$803	$1,485	$626

About Buzztime

NTN Buzztime, Inc. (NYSE MKT: NTN) is a leading bar and restaurant social entertainment and integrated marketing platform. Trusted by over 3,200 bars and restaurants in North America since 1985, Buzztime integrates trivia, card and sports games with in- and out-of-venue messaging and communication tools. With over 4.2 million player registrations on the Buzztime platform and over 52 million games played each year, Buzztime players spread the word and invite friends and family to their favorite Buzztime location to enjoy an evening of fun and competition. With Buzztime entertainment and marketing solutions, bars and restaurants can turn casual visitors into regulars, and give guests a reason to stay longer. For the most up-to-date information on NTN Buzztime, please visit www.buzztime.com or follow us on Facebook or Twitter.

6